UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2020

Eldorado Resorts, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 1150 Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 328-0100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	ERI	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On July 9, 2020, Eldorado Resorts, Inc. (“Eldorado” or the “Company”) and Caesars Entertainment Corporation (“Caesars”) announced that the deadline (the “Election Deadline”) for Caesars stockholders to elect the form of consideration (the “Merger Consideration”) they wish to receive in connection with the previously announced merger (the “Merger”) of Caesars with a subsidiary of Eldorado is 5:00 p.m., New York time, on July 16, 2020 (the “Election Deadline”). The election materials were mailed to Caesars stockholders on or about May 29, 2020. Caesars stockholders who hold shares through a bank, broker or other nominee may be subject to an earlier election deadline and should carefully review any materials they received from their bank, broker or other nominee regarding how to make an election as to the form of Merger Consideration they wish to receive.

The Election Deadline may be changed or extended in the event the anticipated closing date is delayed to a subsequent date, in which case Eldorado will promptly announce any such delay and, when determined, the rescheduled Election Deadline.

The press release announcing the Election Deadline is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed Merger, the Company has filed a registration statement on Form S-4, and the Company and Caesars each filed the definitive joint proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”) on October 11, 2019. The definitive joint proxy statement/prospectus was sent to the stockholders of the Company and Caesars on or about October 15, 2019. The Company and Caesars have filed and may also file other documents with the SEC regarding the proposed Merger. Before making any investment decision, investors and security holders of the Company and Caesars are urged to carefully read the entire registration statement and definitive joint proxy statement/prospectus and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed Merger. The documents filed by the Company and Caesars with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by the Company may be obtained at its website at www.eldoradoresorts.com. Alternatively, these documents, when available, can be obtained from the Company upon written request to Eldorado Resorts, Inc., 100 West Liberty Street, Suite 1150 Reno, Nevada 89501, Attn: Investor Relations, or by calling (775) 328-0112, or from Caesars upon written request to Caesars Entertainment Corporation One Caesars Palace Drive, Las Vegas, Nevada 89109, Attn: Investor Relations, or by calling (800) 318-0047.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current expectations of Eldorado and Caesars and are subject to uncertainty and changes in circumstances. These forward-looking statements include, among others, statements regarding the timing and completion of the Merger. These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should,” “will” or similar words intended to identify information that is not historical in nature. The inclusion of such statements should not be regarded as a representation that the forward-looking events discussed in this document will occur or be achieved. There is no assurance that the Merger will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. Information on risks and uncertainties is available in each of Eldorado’s and Caesars’ recent filings with the SEC, including their respective reports on Form 10-K, Form 10-Q and Form 8-K. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements. The forward-looking statements in this document speak only as of date of this document. These factors are difficult to anticipate and are generally beyond the control of Eldorado and Caesars. Neither Eldorado nor Caesars undertakes any obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required to do so by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Joint Press Release, dated as of July 9, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELDORADO RESORTS, INC., a Nevada corporation

Date: July 9, 2020	By:	/s/ Thomas R. Reeg
	Name:	Thomas R. Reeg
	Title:	Chief Executive Officer